Exhibit 99.1

News Release

For Immediate Release

VILLAGE BANK AND TRUST FINANCIAL CORP.

REPORTS EARNINGS FOR THE FIRST QUARTER OF 2021

Midlothian, Virginia, April 27, 2021. Village Bank and Trust Financial Corp. (the “Company”) (Nasdaq symbol: VBFC), parent company of Village Bank (the “Bank”), today reported unaudited results for the first quarter of 2021. Net income for the first quarter of 2021 was $3,897,000, or $2.66 per fully diluted share, compared to net income for the first quarter of 2020 of $898,000, or $0.62 per fully diluted share.

“Our teammates have a lot to be proud of in the first quarter,” commented Jay Hendricks, President and CEO. “We successfully supported the second round of the U.S. Small Business Administration Paycheck Protection Program (“PPP”) while helping our first round PPP customers apply for forgiveness. Our mortgage banking segment had another exceptional quarter. The commercial banking segment generated modest core loan growth (excluding PPP) during the quarter while supporting PPP round two loan applications. We made progress in protecting our net interest margin (“NIM”) by deploying liquidity and managing deposit costs. Finally, loan deferrals are decreasing and our asset quality metrics remain strong.”

Financial Highlights

Highlights for the first quarter of 2021 are as follows:

	Three Months Ended
Metric	March 31, 2021	March 31, 2020
Consolidated
Return on average equity	29.07%	8.23%
Return on average assets	2.25%	0.67%
Commercial Banking Segment
Return on average equity	17.08%	5.42%
Return on average assets	1.32%	0.44%
Net interest income to average assets	3.62%	3.22%
Provision to average assets	0.00%	0.30%
Noninterest income to average assets	0.42%	0.55%
Noninterest expense to average assets	2.31%	2.91%
Mortgage Banking Segment
Return on average equity	12.00%	2.82%
Return on average assets	0.93%	0.23%
Net income before tax to average assets	1.18%	0.29%

Operating Results

The following table presents quarterly results for the indicated periods (in thousands):

Operating Results by Segment
	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020
Pre-tax earnings by segment
Commercial banking	$2,998	$2,056	$1,377	$1,876	$749
Mortgage banking	2,035	1,900	1,569	1,124	388
Income before income tax expense	5,033	3,956	2,946	3,000	1,137
Commercial banking income tax expense	709	504	348	429	158
Mortgage banking income tax expense	427	400	329	236	81
Net income	$3,897	$3,052	$2,269	$2,335	$898

The Commercial Banking Segment posted net income of $2,289,000 for Q1 2021 compared to $591,000 for Q1 2020.

The following are variances of note for the three months ended March 31, 2021 compared to the three months ended March 31, 2020:

•	NIM expanded by 37 basis points to 3.92% for Q1 2021 compared to 3.55% for Q1 2020. The expansion was driven by the following:

o	The yield on average earning assets contracted by 23 basis points, 4.32% for Q1 2021 vs. 4.55% for Q1 2020, primarily because of the impact of the 150 basis points Federal Reserve rate cut in March 2020 which was partially offset by the recognition of income associated with the origination of $253,989,000 in U.S. Small Business Administration (“SBA”) PPP loans during 2020 and the first quarter of 2021.

o	As of March 31, 2021, the Commercial Banking Segment had originated $185,137,000 in first round PPP loans and $68,852,000 in second round PPP loans. These loans carry a stated interest rate of 1.00% and the Commercial Banking Segment earns a fee from the SBA of 1% to 5% depending on the size of the loan. The fee is amortized, based on the term of the loans, through net income, net of deferred costs associated with the origination of these loans. During Q1 2021, the Commercial Banking Segment recognized $1,504,000 in SBA fee income, net of deferred costs through interest income as a result of normal amortization and the receipt of $45,872,000 in funds from loans forgiven by the SBA. In addition, the Commercial Banking Segment recognized $390,000 in interest income associated with these loans during Q1 2021. PPP income of $1,894,000, during Q1 2020, had a 25 basis points impact on the yield of average earnings assets. Adjusting solely for the impact of PPP income recognized during Q1 2021 our net interest margin would have been 3.55%, which is flat when compared to Q1 2020.

o	The cost of interest bearing liabilities dropped by 76 basis points to 0.65% for Q1 2021 compared to 1.41% for Q1 2020, as a result of the Commercial Banking Segment’s continued efforts to build low cost relationship deposits and its disciplined approach to deposit pricing. Low cost relationship deposits (i.e. interest checking, money market, and savings) grew by $89,190,000, or 46.43%, from Q1 2020, while higher cost time deposits decreased by $43,899,000, or 32.02%, from Q1 2020. We were able to decrease the cost of money market deposit accounts by 47 basis points, 0.34% for Q1 2021 vs. 0.81% for Q1 2020, and time deposits accounts by 67 basis points, 1.24% Q1 2021 vs. 1.91% for Q1 2020. We believe that there continues to be opportunities through our funding mix and pricing strategies to lower our cost of funds further.

•	The Commercial Banking Segment did not record a provision for Q1 2021 compared to $400,000 for Q1 2020. The provision expense for Q1 2020 was the result of an increase in the qualitative factors driven by economic uncertainty surrounding the COVID-19 pandemic and the increase in the historical loss rate factor because of the recognition of $142,000 in net-charge-offs. The lack of a provision expense for Q1 2021 was because of a reduction in the qualitative factors which was driven by improving economic factors as the vaccine rollout continues, improved credit metrics, and reductions in loan deferrals. The Company believes that the current level of allowance for loss reserves is adequate.

The Mortgage Banking Segment posted net income of $1,608,000 for Q1 2021 compared to $307,000 for Q1 2020. Mortgage originations were up 67% from the prior year, $90,877,000 for Q1 2021 compared to $54,372,000 for Q1 2020. The Mortgage Banking Segment has been able to take advantage of the accommodative rate environment while also maintaining a strong pipeline of purchase money loans going into the spring market. Mortgage rates experienced a slight rise during Q1 2021 which has softened the refinance market; however, the bigger risk to mortgage earnings is the historically low inventory of homes for sale.

Loans and Asset Quality

The following table provides the composition of our loan portfolio at the dates indicated (in thousands):

Loans Outstanding
Loan Type	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020
C&I + Owner occupied commercial real estate	$149,289	$144,198	$134,799	$138,121	$149,048
PPP Loans	159,769	136,674	185,137	184,478	-
Nonowner occupied commercial real estate	134,646	131,440	127,396	129,943	129,474
Acquisition, development and construction	29,600	29,569	33,337	31,876	32,170
Total commercial loans	473,304	441,881	480,669	484,418	310,692
Consumer/Residential	86,817	86,580	85,766	88,863	89,290
Student	29,062	29,657	30,656	31,594	32,251
Other	2,994	2,885	2,998	3,118	3,001
Total loans	$592,177	$561,003	$600,089	$607,993	$435,234

Total loans, excluding PPP loans, increased by $8,079,000, or 1.90%, from Q4 2020, and decreased by $2,826,000, or 0.65%, from Q1 2020. Variances of note are as follows:

•	The core commercial loan portfolio grew by $8,328,000, or 2.73%, from Q4 2020 and increased by $2,843,000, or 0.92%, from Q1 2020. Core loan growth was driven by improving economic activity as the vaccine rollout continues and our pipeline remains strong which will support continue core loan growth for the remainder of 2021.

PPP loans

PPP loans were $159,769,000 as of Q1 2021 which was the result of the origination of $68,852,000 in second round PPP loans offset by the forgiveness of $45,872,000 in first round PPP loans. PPP loans have provided essential funds to over 2,200 businesses and nonprofits and protected more than 28,000 jobs in our community. Below is a breakdown by loan size as of March 31, 2021 (dollars in thousands):

PPP loans as of March 31, 2021
	Round 1	Round 2
Dollars Approved	$185,137	$68,852
Number Approved	1,526	684
Average Loan Size	$122,768	$100,661
% of Loans < $50,000	55%	57%

First Draw Round-2
Amount of Loans	N/A	$3,105
Number of Loans	N/A	101

Forgiveness
SBA Approved	$12,730	N/A
Payment Received	$93,731	N/A

As of April 18, 2021, approximately $133,528,000, or 72%, in PPP round one loans had received SBA approval for forgiveness and the Bank had originated 790 PPP round two loans for a total of approximately $76,390,000.

Asset quality

The Company did not record a provision expense during Q1 2021, as macroeconomic conditions improved and credit quality remained strong. We believe that the current pandemic continues to be a risk to credit quality and have taken the necessary provisions for loan losses as a result. The Bank’s asset quality metrics continue to compare favorably to our peers as follows:

Asset Quality Metrics
	Village					Peer Group
Metric	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2020(1)
Allowance for Loan and Lease Losses/Nonperforming Loans	256.78%	251.75%	181.98%	205.33%	261.58%	204.79%
Net Charge-offs (recoveries) to Average Loans(2)	(0.01%)	0.05%	(0.03%)	(0.01%)	0.13%	0.08%
Nonperforming Loans/Loans (excluding Guaranteed Loans)	0.40%	0.41%	0.60%	0.48%	0.34%	0.89%
Nonperforming Assets/Bank Total Assets (3)	0.26%	0.27%	0.35%	0.30%	0.32%	0.71%

(1) Source - SNL data for VA Banks <$1 Billion in assets as of December 31, 2020.
(2) Annualized.
(3) Nonperforming assets excluding performing troubled debt restructurings.

Continued Response to COVID-19

We are starting to see signs of hope and recovery in both the economy and our customers. Our level of loan deferrals has decreased considerably as the economy continues to strengthen and an increasing percentage of our community is vaccinated. We returned our branches to full lobby access on April 19th. With the continued uncertainty around COVID-19, we continue to take the necessary measures to protect the health and wellbeing of our employees and customers as well as working with our borrowers who continue to be impacted by the COVID-19 pandemic. We believe that we are well positioned to weather the remnants of the economic storm created by the COVID-19 pandemic.

Client Accommodations

Deferred loan balances continued to decrease during Q1 2021 and are down significantly since their peak as of September 30, 2020. We continue to work with our customers that have been severely impacted by the COVID-19 pandemic and when necessary have moved forward on additional payment modifications, as permitted under the Coronavirus Aid, Relief, and Economic Security Act.

Below is a breakdown of the loan portfolio showing the percentage of loans whose deferral periods have not ended or have been extended at the dates indicated (dollars in thousands):

	Balance	March 31, 2021		December 31, 2020
	March 31,	Deferred Loans(2)		Deferred Loans(2)
Loan Type	2021(1)	$ Def	% Def	$ Def	% Def
C&I + Owner occupied commercial real estate	$149,289	$14,334	9.60%	$8,988	6.02%
Nonowner occupied commercial real estate	134,646	3,651	2.71%	26,835	19.93%
Acquisition, development and construction	29,600	-	0.00%	-	0.00%
Total commercial loans	313,535	17,984	5.74%	35,823	11.43%
Consumer/Residential	86,817	1,050	1.21%	2,205	2.54%
Student	29,062	-	0.00%	-	0.00%
Other	2,994	-	0.00%	-	0.00%
Total loans	$432,408	$19,034	4.40%	$38,028	8.79%
(1) The table excludes PPP Loans of $159,769 as the inclusion of these loans dilutes the impact of the deferral program.
(2) Effective January 19, 2021, the SBA provided guidance on the implementation of the extension of the Section 1112 Debt Relief Program for the 7(a) loan program as authorized by Section 325 of the Economic Aid to Hard-Hit Small Business, Nonprofits, and Venues Act. The SBA will pay the principal, interest, and fees on current 7(a) loans for a period of up to eight months. These loans have been excluded from the March 31, 2021 metrics; however, as of December 31, 2020, six loans with a total outstanding balance of $3,407,000 went into a deferred payment status and were included in the deferred loan amount above.

The hotel segment, which represents approximately 67% of total deferrals, has a weighted average loan to value of approximately 45%. The low loan to value on the hotel segment supports a lower breakeven point on occupancy which will allow these borrowers to return to amortizing terms. Early indicators suggest that occupancy rates are starting to improve and we anticipate all of our hotels will return to contractual debt service payments without an in-place modification or support from their sponsors by the end of the second quarter.

Below is a breakdown of the loan portfolio showing the percentage of loans in deferral within select industry categories at the dates indicated (dollars in thousands):

	Balance	March 31, 2021		December 31, 2021
	March 31,	Deferred Loans(1)		Deferred Loans(1)
Select Industries	2021	$ Def	Amount	$ Def	Amount
Hotels	$29,718	$12,702	42.74%	$24,979	84.05%
Food Service	20,300	654	3.22%	606	2.99%
Retail(2)	20,273	3,235	15.96%	3,782	18.66%
Medical and Child Care	12,149	-	0.00%	-	0.00%
Real Estate and Leasing	147,103	-	0.00%	2,833	1.93%
Arts and Entertainment	7,602	1,944	25.57%	2,024	26.62%
Total	$237,145	$18,535	7.82%	$34,224	14.43%
(1)Effective January 19, 2021, the SBA provided guidance on the implementation of the extension of the Section 1112 Debt Relief Program for the 7(a) loan program as authorized by Section 325 of the Economic Aid to Hard-Hit Small Business, Nonprofits, and Venues Act. The SBA will pay the principal, interest, and fees on current 7(a) loans for a period of up to eight months. These loans have been excluded from the March 31, 2021 metrics; however, as of December 31, 2020, six loans with a total outstanding balance of $3,407,000 went into a deferred payment status and were included in the deferred loan amount above.
(2) Loans within this group include business such as grocery, convenience stores, drug stores, consumer durables, apparel, and personal services.

Deposits

The following table provides the composition of our deposits at the dates indicated (in thousands):

Deposits Outstanding
Deposit Type	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020
Noninterest-bearing demand	$245,582	$222,305	$217,204	$212,434	$139,660
Interest checking	71,949	70,342	59,712	56,448	51,008
Money market	164,689	152,726	147,467	143,177	114,461
Savings	44,638	38,083	33,733	31,618	26,618
Time deposits	93,198	104,926	115,736	136,118	137,096
Total deposits	$620,056	$588,382	$573,852	$579,795	$468,843

Total deposits increased by $31,674,000, or 5.38%, from Q4 2020, and increased by $151,213,000, or 32.25%, from Q1 2020. Variances of note are as follows:

•	Noninterest bearing demand account balances increased $23,277,000 from Q4 2020 and increased $105,922,000 from Q1 2020, and represented 39.61% of total deposits compared to 37.78% as of Q4 2020 and 29.79% as of Q1 2020. The increase in noninterest bearing deposits from Q1 2020 to Q1 2021 is a result of unprecedented government stimulus, the Bank adding new core relationships and continued success at converting a significant portion of non-customer PPP loan applicants into customers.

•	Low cost relationship deposits (i.e. interest checking, money market, and savings) balances increased $20,125,000, or 7.71%, from Q4 2020 and increased $89,189,000, or 46.43%, from Q1 2020. The increase in these accounts is a result of adding new core relationships, continued growth in accounts from non-customer PPP loan applicants and the migration of customer funds from time deposits.

•	Time deposits decreased by $11,728,000, or 11.18%, from Q4 2020 and $43,898,000, or 32.02%, from Q1 2020. The decrease in time deposits was a result of the following:

o	The migration of customers from time deposits to lower cost deposit products.

o	During Q1 2021, $3,733,000 of internet listing service deposits which carried a 0.80% cost of funds matured and were not replaced.

About Village Bank and Trust Financial Corp.

Village Bank and Trust Financial Corp. was organized under the laws of the Commonwealth of Virginia as a bank holding company whose activities consist of investment in its wholly-owned subsidiary, Village Bank. Village Bank is a full-service Virginia-chartered community bank headquartered in Midlothian, Virginia with deposits insured by the Federal Deposit Insurance Corporation (“FDIC”).  The Bank has nine branch offices. Village Bank and its wholly-owned subsidiary, Village Bank Mortgage Corporation, offer a complete range of financial products and services, including commercial loans, consumer credit, mortgage lending, checking and savings accounts, certificates of deposit, and 24-hour banking.

Forward-Looking Statements

In addition to historical information, this press release may contain forward-looking statements. For this purpose, any statement, that is not a statement of historical fact may be deemed to be a forward-looking statement. These forward-looking statements may include statements regarding profitability, liquidity, allowance for loan losses, interest rate sensitivity, market risk, growth strategy and financial and other goals. Forward-looking statements often use words such as “believes,” “expects,” “plans,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends” or other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements.

There are many factors that could have a material adverse effect on the operations and future prospects of the Company including, but not limited to:

•	the impacts of the ongoing COVID-19 pandemic;

•	changes in assumptions underlying the establishment of allowances for loan losses, and other estimates;

•	the risks of changes in interest rates on levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest sensitive assets and liabilities;

•	the effects of future economic, business and market conditions;

•	our inability to maintain our regulatory capital position;

•	the Company’s computer systems and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions despite security measures implemented by the Company;

•	changes in market conditions, specifically declines in the residential and commercial real estate market, volatility and disruption of the capital and credit markets, soundness of other financial institutions we do business with;

•	risks inherent in making loans such as repayment risks and fluctuating collateral values;

•	changes in operations of Village Bank Mortgage Corporation as a result of the activity in the residential real estate market;

•	legislative and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other changes in banking, securities, and tax laws and regulations and their application by our regulators, and changes in scope and cost of FDIC insurance and other coverages;

•	exposure to repurchase loans sold to investors for which borrowers failed to provide full and accurate information on or related to their loan application or for which appraisals have not been acceptable or when the loan was not underwritten in accordance with the loan program specified by the loan investor;

•	governmental monetary and fiscal policies;

•	changes in accounting policies, rules and practices;

•	reliance on our management team, including our ability to attract and retain key personnel;

•	competition with other banks and financial institutions, and companies outside of the banking industry, including those companies that have substantially greater access to capital and other resources;

•	demand, development and acceptance of new products and services;

•	problems with technology utilized by us;

•	changing trends in customer profiles and behavior; and

•	other factors described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”).

Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s Web site at www.sec.gov.

For further information contact Donald M. Kaloski, Jr., Executive Vice President and CFO at 804-897-3900 or dkaloski@villagebank.com.

Financial Highlights
(Dollars in thousands, except per share amounts)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
	(Unaudited)	*	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Data
Total assets	$715,621	$706,236	$727,260	$722,646	$569,017
Investment securities	42,371	40,844	36,305	37,785	39,081
Loans held for sale	17,031	34,421	27,525	17,761	16,759
Loans, net	588,866	558,955	596,483	603,688	435,938
Allowance for loan losses	(3,992)	(3,970)	(4,050)	(3,759)	(3,444)
Deposits	620,056	588,382	573,852	579,795	468,843
Borrowings	31,536	55,921	98,504	90,496	50,368
Shareholders' equity	55,538	51,996	48,875	46,617	44,162
Book value per share	$37.86	$35.46	$33.33	$32.07	$30.38
Total shares outstanding	1,466,800	1,466,516	1,466,240	1,453,759	1,453,759

Asset Quality Ratios
Allowance for loan losses to:
Loans, net of deferred fees and costs	0.68%	0.71%	0.68%	0.62%	0.79%
Loans, net of deferred fees and costs (excluding PPP loans)	0.92%	0.93%	0.97%	0.89%	0.79%
Nonperforming loans	256.78%	251.75%	181.98%	205.33%	261.58%
Net charge-offs (recoveries) to average loans	(0.01%)	0.05%	(0.03%)	(0.01%)	0.13%
Nonperforming assets to total assets	0.26%	0.27%	0.35%	0.30%	0.32%

Bank Capital Ratios
Common equity tier 1	13.99%	13.35%	13.19%	12.85%	11.89%
Tier 1	13.99%	13.35%	13.19%	12.85%	11.89%
Total capital	14.85%	14.20%	14.10%	13.69%	12.64%
Tier 1 leverage	9.68%	9.28%	8.80%	8.61%	10.10%

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Selected Operating Data
Interest income	$7,031	$7,409	$6,540	$6,193	$5,684
Interest expense	655	858	1,069	1,249	1,257
Net interest income before
provision for loan losses	6,376	6,551	5,471	4,944	4,427
Provision for loan losses	-	-	250	300	400
Noninterest income	4,170	3,889	3,481	2,815	2,060
Noninterest expense	5,513	6,484	5,756	4,459	4,950
Income before income tax expense	5,033	3,956	2,946	3,000	1,137
Income tax expense	1,136	904	677	665	239
Net income	$3,897	$3,052	$2,269	$2,335	$898
Earnings per share
Basic	$2.66	$2.08	$1.55	$1.61	$0.62
Diluted	$2.66	$2.08	$1.55	$1.61	$0.62

Performance Ratios
Return on average assets	2.25%	1.72%	1.26%	1.34%	0.67%
Return on average equity	29.07%	23.57%	18.74%	20.12%	8.23%
Net interest margin	3.92%	3.90%	3.21%	3.02%	3.55%

* Derived from audited consolidated financial statements.